                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                   Steven T. Romick

Address:                                11601 Wilshire Blvd.
                                        Suite 1200
                                        Los Angeles, CA 90025

Date of Event Requiring Statement:      10/26/17

Name:                                   Brian A. Selmo

Address:                                11601 Wilshire Blvd.
                                        Suite 1200
                                        Los Angeles, CA 90025

Date of Event Requiring Statement:      10/26/17

Name:                                   Mark Landecker

Address:                                11601 Wilshire Blvd.
                                        Suite 1200
                                        Los Angeles, CA 90025

Date of Event Requiring Statement:      10/26/17